Exhibit (g)(8)

APPENDIX B

TO

CUSTODIAN AGREEMENT

BETWEEN

MELLON BANK, N.A.

AND

EACH OF THE INVESTMENT

COMPANIES LISTED ON APPENDIX "A" THERETO

DATED AS OF August 10, 2007

The following is a list of Additional Custodians, Special Subcustodians, Foreign Subcustodians and Eligible Securities Depositories under the Custodian Agreement dated as of January 1, 2007 (the "Custodian Agreement"):

A.	Additional Custodians:
None
B.	Special Subcustodians:
None
C.	Foreign Subcustodians:

Country	Subcustodian	Eligible Securities Depositories
ARGENTINA	Citibank, Buenos Aires Branch	Caja de Valores (CDV) Central de Registracion y Liquidation (CRYL)
AUSTRALIA	Australia and New Zealand Banking Group Limited	Austraclear Limited ASX Settlement and Transfer Corporation (ASTC)

AUSTRIA	Bank Austria Creditanstalt AG, Vienna	(OeKB) Oesterreische Kontrollbank
BAHRAIN	HSBC, Manama	Bahrain Stock Exchange

BANGLADESH	Standard Chartered Bank, Dhaka Branch	Central Depository Bangladesh Limited
BELGIUM	BNP Paribas Securities Services Brussels	Caisse Interprofessionelle de Depots et de Virement de Titres S.A. (CIK) National Bank of Belgium (NBB)
BERMUDA	HSBC, Bermuda	Bermuda Securities Depository (BSD)
BOTSWANA	Barclays Bank of Botswana Limited, Gaborone	Bank of Botswana
BRAZIL	Citibank, N.A. Sao Paulo Branch	Companhia Brasileira de Liquidacao e Custodia (CBLC) Central of Custody and Financial Settlement of Securities (CETIP) Sistema Especial de Liquidacao e de Custodia (SELIC)

BULGARIA	HVB Bank Biochim	Bulgarian National Bank (BNB) Bulgaria Central Security Depository (CDAD)

CANADA	Canadian Imperial Bank of Commerce, Toronto	The Canadian Depository for Securities Ltd. (CDS)
CHILE	BankBoston, Santiago Branch	Deposito Central de Valores (DCV)
CHINA, SHANGHAI	HSBC, Shanghai	The China Securities Depository and Clearing Corporation LTD (CSDCC, Shanghai)
CHINA, SHENZHEN	HSBC, Shenzhen	The China Securities Depository and Clearing Corporation LTD (CSDCC, Shenzhen)
CLEARSTREAM		Clearstream Banking S.A., Luxembourg

COLOMBIA	Cititrust Colombia S.A. Santafe de Bogota, Colombia	Deposito Centralizado de Valores de Colombia (DECEVAL) Central Securities Deposit (DCV)
CROATIA	HVB Zagrebacka banka d.d.	The Central Depository Agency (SDA)
CYPRUS	EFG Eurobank Ergasias S.A.	Central Depository and Central Registry (CDCR)
CZECH REPUBLIC	Citibank, N.A. Prague	Stredisko Cennych Papiru (SCP) Czech National Bank (CNB)
DENMARK	Skandinaviska Enskilda Banken (SEB), Copenhagen	The Danish Securities Centre (Vaerdipapircentralen, VP)
EGYPT	Citibank, N.A., Cairo	The Misr Company for Clearing, Settlement Depository (MCSD)
ESTONIA	Scandinaviska Enskilda Banken (SEB), Tallinn	The Estonian Central Depository
for Securities (ECDS)

EUROCLEAR		Euroclear Bank S.A., Belgium

FINLAND	Nordea Bank Finland PLC, Helsinki	Finnish-Swedish Central Securities Depository (NCSD)
FRANCE	BNP Paribas Securities Services, Paris	Euroclear France SA

GERMANY	BNP Paribas Securities Services, Frankfurt	Clearstream Banking AG, Frankfurt
GHANA	Barclays Bank of Ghana Limited, Accra

GREECE	EFG Eurobank Ergasias S.A.	Central Securities Depository S.A. (CSD) Bank of Greece (BoG)
HONG KONG	HSBC, Hong Kong	Hong Kong Securities Clearing Co. (HKSCC) Hong Kong Central Money Market Unit (CMU)

HUNGARY	Unicredit Bank Hungary Zrt.	Central Clearing House and Depository (Budapest) Ltd. (KELER)
ICELAND	Glitner banki HF

INDIA	HSBC, Mumbai Branch	National Securities Depository Limited (NSDL) Central Depository Services Limited (CSDL) Reserve Bank of India (RBI)

INDONESIA	HSBC, Jakarta	The Kustodian Sentral Efek Indonesia (KSEI) Bank Indonesia (BI)
IRELAND	Mellon Bank, N.A.	CREST Euroclear Operations Center (EOC)
ISRAEL	Citibank N.A., Tel Aviv	Tel Aviv Stock Exchange Clearing House, Ltd. (TASECH)
ITALY	BNP Paribas Securities Services Milan	Monte Titoli S.p.A.
JAPAN	HSBC, Tokyo The Bank of Tokyo-Mitsubishi	Japan Securities Depository Centre (JASDEC) Bank of Japan (BoJ)
JORDAN	HSBC, Amman	The Securities Depository Center of Jordan (SDC)

KAZAKHSTAN	HSBC, Kazakhstan	Central Depository of Securities
(CDS)

KENYA	Barclays Bank of Kenya Limited, Nairobi	The Central Bank of Kenya (CBK)
LATVIA	Skandinaviska Enskilda Banken	The Latvian Central Depository (LCD)

LEBANON	HSBC, Beirut	The Custodian and Clearing Centre of Financial Instruments for Lebanon and the Middle East (Midclear)

Banque du Liban, BDL (Central Bank of Lebanon)

LITHUANIA	Scandinaviska Enskilda Banken (SEB)	The Central Securities Depository of LIthuania (CSDL)

LUXEMBOURG	Euroclear Bank, S.A. Brussels	Clearsteam Banking S.A., Luxembourg
MALAYSIA	Citibank, Berhad	Bursa Malaysian Central Depository Sdn. Berhad (MCD) Bank Negara Malaysia (BNM)
MAURITIUS	HSBC, Port Louis	The Central Depository & Settlement Co Ltd. (CDS) The Bank of Mauritius (BoM)
MEXICO	Banco Santander Serfin S.A.,	SD Indeval S.A. de C.V.
MOROCCO	Societe Generale Marocaine de Banques, Casablanca	Maroclear
NETHERLANDS	ABN AMRO-Mellon Global Securities Services B.V.	Euroclear Nederland
NEW ZEALAND	Australia and New Zealand Banking Group Wellington	New Zealand Central Securities Depository Ltd. (NZCSD) (NZCSD)
NORWAY	Nordea Bank Norge ASA, Oslo	Norwegian Central Securities Depository, Verdipapirsentralen (VPS)
OMAN	HSBC, Ruwi	The Muscat Depository and Securities Registration Company (MDSRC)

PAKISTAN	Deutsche Bank AG, Karachi	The Central Depository Company of Pakistan Limited (CDC) State Bank of Pakistan (SBP)

PERU	Citibank, Lima	Caja de Valores y Liquidaciones (CAVALI)
PHILIPPINES	HSBC, Manila	The Philippines Central Depository (PCD) Registry of Scripless Securities (RoSS)
POLAND	Citibank/Bank Handlowy w Warszawie, S.A., Warsaw	National Depository of Securities (NDS) Central Register for Treasury Bills (CRBS)
PORTUGAL	Banco Comercial Portugues S.A., Lisbon	Sociedade Gestora de Liquidacao e de Sistemas Centralizados de Valores Mobiliarios (INTERBOLSA)
ROMANIA	HVB Tiriac Bank, Bucharest S.A.	The National Company for Clearing, Settlement and Despository for Securities (SNCDD) National Bank of Romania (NBR) Central Depository S.A.
RUSSIA	ZAO Ciibank Moscow	Depository Clearing Company (DCC)
National Depository Center (NDC)
The Bank for Foreign Trade

SERBIA	Bank Austria A.G., Belgrade	Central Securities Depository (CSD)

SINGAPORE	The Development Bank of Singapore, Singapore	Central Depository (Pte) Ltd. (CDP) Monetary Authority of Singapore (MAS)
SLOVAKIA	UniCredit Bank A.S.	Slovak Center for Securities (SCP) National Bank of Slovakia (NBS)
SLOVENIA	Bank Austria Creditanstalt d.d., Ljubljana	The Central Securities Clearing Corporation (KDD)
SOUTH AFRICA	Societe Generale, Johannesburg	The Central Depository Limited (CD) Share Transactions Totally Eletronic (STRATE)
SOUTH KOREA	HSBC, Seoul	Korea Securities Depository (KSD)

SPAIN	Santander Investment Services, S.A., Madrid	Servicio de Compensacion Y Liquidacion de Valores (SCLV) Banca de Espana
SRI LANKA	HSBC, Colombo	Central Depository System (Pvt) Ltd. (CDS)
SWEDEN	Skandinaviska Enskilda Banken (SEB) Stockholm	Finnish-Swedish Central Securities Depository (NCSD)
SWITZERLAND	Union Bank of Switzerland, Zurich	Swiss Securities Services Corporation - SegaIntersettle AG (SIS)
TAIWAN	Standard Chartered Bank	Taiwan Depository & Clearing Corporation (TDCC)
THAILAND	HSBC, Bangkok Branch	The Thailand Securities Depository Co., Ltd (TSD)
TUNISIA	Banque Internationale Arabe de Tunisie,	Societe Interprofessionelle pour la Compensation et le Depots des Valeurs Mobilieres (STICODEVAM)

TURKEY	Citibank A.S., Istanbul	Central Registry Agency (CRA) Central Bank of Turkey (CBT)

UGANDA	Barclays Bank of Uganda, Kampala

UKRAINE	Joint Stock Commercial Bank	The National Bank of the Ukraine
	Hypo Vereinsbank, Ukraine	Depository (NBU)
	(JSCB HVB)	The Interregional Securities Union (IRSU)

UNITED ARAB EMIRATES	HSBC, Dubai	Dubai Financial Market - CDS Department (DFM)

UNITED KINGDOM	Mellon Global Securities Services London	Central Moneymarkets Office (CMO) CRESTCo.

UNITED STATES	Mellon Bank, N.A.	Depository Trust Company (DTC) National Securities Clearing Corporation (NSCC)

URUGUAY	BankBoston, N.A. Montevideo	Banco Central del Uruguay (BCU) ABN AMRO Agency Bolsa de Valores (ABV)
VENEZUELA	Citibank, N.A., Caracas	Caja de Venezolana de Valores (CVV) Central Bank of Venezuela (BCV)
ZAMBIA	Barclays Bank of Zambia Ltd., Lusaka	The Lusaka Stock Exchange Central Shares Depository Limited (LuSE CD) The Bank of Zambia

ZIMBABWE	Barclays Bank of Zimbabwe Ltd., Harare

Each of the Investment Companies Listed on Appendix "A"

Attached Hereto, on Behalf of Each of Their Respective

Portfolios

By:/s/Peter L. Lydecker

Name: Peter L. Lydecker

Title: Assitant Treasurer

Mellon Bank, N.A.

By:/s/Claire Driscoll

Name: Claire Driscoll

Title: Vice President